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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form F-1 of our reports dated September 19, 2003 and October 30, 2003 relating to the financial statements of Ctrip.com International Ltd., which appears in such Registration Statement. We also consent to the reference to us under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers
Shanghai, People's Republic of China
November 24, 2003